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Genta and Emisphere Technologies File IND with FDA for Oral Drug to Treat Bone Disease

New Drug Targets Diseases Associated with Accelerated Bone Loss

BERKELEY HEIGHTS, NJ AND TARRYTOWN, NY – August 1, 2007 – Genta Inc. (Nasdaq: GNTA) and Emisphere Technologies, Inc. (Nasdaq: EMIS) jointly announced today the submission of an Investigational New Drug Exemption (IND) to the Endocrinologic and Metabolic Drugs Division of the U.S. Food and Drug Administration (FDA) for a new drug known as G4544. Developed out of a joint collaboration announced last year, G4544 is a new tablet formulation that enables oral absorption of the active ingredient contained in Ganite® (gallium nitrate injection), a drug that is marketed by Genta and approved in the U.S. for treatment of cancer-related hypercalcemia that is resistant to hydration. The IND proposes a Phase 1 clinical trial that will examine initial safety and pharmacokinetics of G4544 in human subjects. Genta will act as Sponsor of the IND and will direct the clinical development program.

“The success of this project speaks to the expertise of Emisphere in developing and deploying our patented technology to address poorly absorbed compounds for broader patient use,” said Michael Novinski, Chairman and Chief Executive Officer of Emisphere Technologies. “We are excited by the prospect of helping make treatments easier for a broad array of patients.”

“Genta has pursued this project for a number of years, and we are very pleased with the results of our collaboration with Emisphere,” said Dr. Raymond P. Warrell, Jr., Chairman and Chief Executive Officer of Genta. “With this success, G4544 significantly extends our intellectual property associated with the gallium products franchise. Our initial focus will be to establish clinical bioequivalence with our parenteral product. However, the active ingredient in G4544 has already demonstrated proof-of-concept activity in patients with multiple indications, including non-Hodgkin’s lymphoma, bone metastases, Paget’s disease, and osteoporosis. Going forward, Genta plans to manage the clinical development programs in oncology, and we intend to seek a partner for programs in metabolic bone disease.”

Gallium-Containing Compounds

Gallium-containing compounds were originally developed by the U.S. National Cancer Institute. In investigational studies, high doses of gallium nitrate demonstrated consistent antitumor activity in patients with non-Hodgkin’s lymphoma. However, experimental work by Genta personnel and others established that lower doses of gallium directly inhibited calcium release from bone, principally by decreasing bone resorption and possibly by also stimulating bone formation.

Many diseases are associated with accelerated bone loss, including osteoporosis, cancer, and Paget’s disease. In some diseases, the rate of loss is slow and subtle, while in others the rate is rapid and acute. In osteoporosis, the most prevalent bone-losing condition, the process of bone loss extends over many years before the disease becomes evident. Conversely, in cancer-related hypercalcemia, bone loss is so rapid that it overwhelms the kidney’s ability to eliminate calcium from the blood, and this condition can quickly become lethal.

In patients with cancer-related hypercalcemia who were resistant to hydration, randomized double-blind trials have been conducted with Ganite compared with calcitonin and with two bisphosphonates (etidronate [Didronel®; Proctor and Gamble] and pamidronate [Aredia®; Novartis, Inc.]). However, the approved dose-schedule for Ganite calls for administration as a continuous intravenous infusion for up to 5 days, which has generally limited its use to patients with severe bisphosphonate-refractory disease.

Oral Gallium (G4544)

G4544 was developed to enable extended administration of the active ingredient in Ganite, which may greatly improve patient convenience and avoid the current need for intravenous pumps or hospitalization. The initial focus of clinical studies with G4544 will be to establish its bioequivalence with the intravenous product, potentially enabling rapid regulatory approval of the oral formulation.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer. The Company’s research platform is anchored by two major programs that center on oligonucleotides (RNA- and DNA- based medicines) and small molecules. Genasense® (oblimersen sodium) Injection is the Company's lead compound from its oligonucleotide program. The leading drug in Genta’s small molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration. Genta is partnered with IDIS (www.idispharma.com) on a program whereby both Ganite® and Genasense® are available on a “named-patient” basis in countries outside the United States. For more information about Genta, please visit our website at: www.genta.com.

About Emisphere Technologies

Emisphere Technologies, Inc. is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules and pharmaceutical compounds using its eligen® technology. These molecules and compounds could be currently available or are in pre-clinical or clinical development. Such molecules or compounds usually cannot be delivered by the oral route of administration or the benefits of these compounds are limited due to poor bioavailability, slow on-set of action or variable absorption. The eligen® technology can be applied to the oral route of administration as well other delivery pathways, such as buccal, intra-colonic, pulmonary, intra-vaginal or transdermal. The Web site is: www.emisphere.com.

Safe Harbor Statement for Genta

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements include, without limitation, statements about:

•	the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);
•	the safety and efficacy of the Company’s products or product candidates;
•	the Company’s assessment of its clinical trials;
•	the commencement and completion of clinical trials;
•	the Company’s ability to develop, manufacture, license and sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;
•	the adequacy of the Company’s capital resources and cash flow projections, and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company and its officers and directors and any proposed settlement of such litigation; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2006 and its most recent quarterly report on Form 10-Q.

Safe Harbor Statement for Emisphere Technologies

The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere's product candidates and the sufficiency of Emisphere's cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere's drug delivery technology, Emisphere's ability to fund such efforts with or without partners, and other risks and uncertainties detailed in Emisphere's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in Emisphere's Annual Report on Form 10-K (file no. 1-10615) filed on March 5, 2007.

CONTACTS:

For Genta Incorporated

Tara Spiess

TS Communications Group, LLC

(908) 286-3980

info@genta.com

For Emisphere Technologies, Inc.

Bob Madison

(914) 593-8063

bmadison@emisphere.com